UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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PIONEER ENERGY SERVICES CORP.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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PIONEER ENERGY SERVICES CORP.
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 16, 2019
The following disclosure supplements the definitive proxy statement filed by Pioneer Energy Services Corp. (the “Company”) with the Securities and Exchange Commission on April 16, 2019 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s Board of Directors for the above referenced annual meeting of shareholders and any adjournment or postponement thereof. There are no other changes to the Proxy Statement or the matters to be considered by the Company’s shareholders. This supplemental disclosure should be read together with the Proxy Statement, which should be read in its entirety. Terms used in this supplement to the Proxy Statement and not otherwise defined herein have the meanings given to them in the Proxy Statement.
In Proposal 2 of the Proxy Statement, the Company seeks approval of the Amendment and Restatement of the 2007 Incentive Plan. As set forth under “Purpose of the Amendment and Restatement” on page 65 of the Proxy Statement, the amendment and restatement amends the plan to, among other things, update the plan to conform to certain changes made under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) by the Tax Cut and Jobs Act of 2017 (the “Tax Act”).
The Company is providing this supplement to supplement the disclosures set forth under “Purpose of the Amendment and Restatement” on page 65 of the Proxy Statement to describe the specific changes to the plan that the Company made to update the plan in light of certain changes under Section 162(m) of the Code by the Tax Act. Prior to enactment of the Tax Act, Section 162(m) provided that a publicly traded corporation could not deduct compensation in excess of $1 million per year paid to the corporation’s chief executive officer and each of the corporation’s next three most highly compensated executive officers with respect to the year in question, other than the chief financial officer, with an exception for amounts that constituted “qualified performance-based compensation”. One of the requirements for awards under the 2007 Incentive Plan to qualify as “qualified performance-based compensation” was that the plan had to explicitly specify the maximum amount of compensation that could be paid to any individual employee during a certain period. The 2007 Incentive Plan, prior to its amendment and restatement, included the following award limits: (i) no Employee or Consultant could be granted, during any single calendar year, Awards consisting of Options or SARs that are exercisable for more than 400,000 shares of Common Stock, (ii) no Employee or Consultant could be granted, during any single calendar year, Stock Awards covering or relating to more than 600,000 shares of Common Stock, and (iii) no Employee or Consultant could be granted Awards consisting of cash or in any other form permitted under the plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any single calendar year having a value determined on the date of grant in excess of $3,000,000 (collectively, the “Employee Award Limits”).
In light of the Tax Act’s elimination of the qualified performance-based compensation exception to Section 162(m), so that all compensation paid to a covered employee in excess of $1 million would be nondeductible, the Compensation Committee and the Board of Directors of the Company determined that it was in the best interests of the Company and its shareholders that the Compensation Committee have complete flexibility in the grant of incentive awards under the 2007 Incentive Plan and that the Employee Award Limits in the plan were no longer appropriate. Accordingly, conditioned on and subject to obtaining shareholder approval, the Compensation Committee and the Board of Directors of the Company approved an amendment and restatement of the 2007 Incentive Plan to, among other things, delete the Employee Award Limits.
For your convenience, attached as Appendix A to this supplement is a copy of the 2007 Incentive Plan (as amended and restated), which is marked to show all of the proposed changes to the plan pursuant to the Amendment and Restatement of the 2007 Incentive Plan.
Voting Matters
If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and will be voted at the annual meeting of shareholders unless revoked. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available on pages 11 and 12 of the Proxy Statement.

APPENDIX A
PIONEER ENERGY SERVICES CORP.
AMENDED AND RESTATED 2007 INCENTIVE PLAN
(Effective ~~May 18, 2016~~May 16, 2019)
1. Plan

This Amended and Restated 2007 Incentive Plan of Pioneer Energy Services Corp. (this “Plan”) is further amended and restated effective as of ~~May 18, 2016~~May 16, 2019 by Pioneer Energy Services Corp., a Texas corporation (the “Company”), to further the Company’s goal of incentivizing certain corporate officers, key employees, consultants and directors of the Company or its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.
2. Objectives

This Plan is designed to attract and retain officers, key employees and consultants of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such officers, employees, consultants and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.
3. Definitions

As used herein, the terms set forth below shall have the following respective meanings:
(a) “Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).
(b) “Award” means the grant of any Option, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the Plan.
(c) “Award Agreement” means any written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Cash Award” means an award denominated in cash.
(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(g) “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan.
(h) “Common Stock” means the Common Stock, par value $0.10 per share, of the Company.
(i) “Director” means an individual serving as a member of the Board.
(j) “Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.
(k) “Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m) “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the mean between the closing bid and asked price on that date, or, if there are no such prices available for such date, on the last preceding date on which such prices shall be available, as reported by the National Quotation Bureau Incorporated, or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.
(n) “Grandfathered Qualified Performance-Based Award” means an Award granted on or before November 2, 2017, to a “covered employee” (within the meaning of Prior Section 162(m) of the Code) that qualifies as “performance-based compensation” (within the meaning of Prior Section 162(m) of the Code) and which, as of any applicable date, the Committee intends to continue to qualify as “performance-based compensation” (within the meaning of Prior Section 162(m) of the Code).
(~~n~~o) “Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

(~~o~~p) “Option” means a right to purchase a specified number of shares of Common Stock at a specified price.
(~~p~~q) “Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.
(~~q~~r) “Participant” means an Employee, consultant or Director to whom an Award has been made under this Plan.
(~~r~~s) “Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee, which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be Stock Awards or Cash Awards.
(~~s~~t) “Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.
(~~t~~u) “Prior Section 162(m) of the Code” means Section 162(m) of the Code as in effect immediately prior to the amendments made to Section 162(m) of the Code by Section 13601 of the Tax Cuts and Jobs Act of 2017, and the regulations and other guidance promulgated thereunder.
(v) “Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.
(~~u~~w) “Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.
(~~v~~x) “Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock, Restricted Stock Units, Options or SARs is made pursuant to this Plan and ending as of the date upon which such Award (or, if applicable, the shares of Common Stock subject to such Award) is no longer restricted or subject to forfeiture provisions.
(~~w~~y) "Stock Appreciation Right" or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.
(~~x~~z) “Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.
(~~y~~aa) “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
4. Eligibility

(a) Employees. Employees eligible for Awards under this Plan are: (i) the officers of the Company; and (ii) those other employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.
(b) Consultants. Consultants eligible for Awards under this Plan are those consultants to the Company or Subsidiaries whose performance, in the judgment of the Committee, can have or have had a significant effect on the success of the Company and its Subsidiaries.
(c) Directors. Directors eligible for Awards under this Plan, in their capacities as Directors, are those who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).
5. Common Stock Available for Awards

Subject to the provisions of paragraph 12 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of ~~13,850,000~~17,050,000 shares of Common Stock. In the discretion of the Committee, all shares of Common Stock may be granted as Incentive Options. For Awards granted after May 15, 2013, each share of Common Stock issued in connection with an Award other than a Cash Award, Option or SAR will reduce the shares available for issuance under the plan by 1.38 shares, and each share of Common Stock issued upon exercise of an Option or SAR will reduce the shares available for issuance under the Plan by one share. For Awards granted on or before May 15, 2013, each share of Common Stock issued in connection with an Award will reduce the shares available for issuance under the plan by one share. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or SARs exercised, regardless of the manner of exercise. A share of Common Stock that is the subject of an Award that is cancelled, forfeited, terminated or expires unexercised, will be added back to the shares available for issuance under the Plan as 1.38 shares of Common Stock or one share of Common Stock, as applicable. The number of shares reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares upon the exercise of an Option as described in paragraph 11 or (ii) any shares deducted from an Award payment in connection with the Company’s tax withholding obligations as described in paragraph 13(a). The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.
6. Administration

(a) Authority of the Committee. This Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(c) hereof and notwithstanding anything contrary in paragraph 8(j) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this

Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 13(b) hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable grant date. The Committee may make an Award to an individual who it expects to become an employee of the Company or any of its Subsidiaries within the next six months, with such Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
(b) Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
(c) Prohibition on Repricing or Cash Buyout of Underwater Options and SARs. No Option or SAR may be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect would be to reduce the exercise price for the shares of Common Stock underlying such Award. The Company shall not, without shareholder approval, make any cash payment to the holder of an Option or SAR that has an exercise price that is higher than the current Fair Market Value of the underlying shares of Common Stock, in exchange for cancellation or termination of the Option or SAR. Nothing in this paragraph 6(c) shall limit or prevent the Board from making adjustments to outstanding Options and SARs pursuant to paragraph 12 hereof.
7. Delegation of Authority

The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.
8. Awards

(a) General. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.
(b) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. Incentive Options may not be awarded to Nonemployee Directors. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.
(c) Stock Appreciation Right. An Award may be in the form of an SAR. The strike price for an SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of an SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.
(d) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below.
(e) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.
(f) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee~~, subject to the limitations specified below~~. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.
(g) ~~Nonqualified Performance Awards. Performance Awards granted to Employees or Nonemployee Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.~~
~~(h) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in accordance with Section 162(m) of the Code prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies.~~ A Performance Goal may include one or more of the following:

•	increased revenue;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	stock price measures (including but not limited to growth measures and total shareholder return);

•	price per share of Common Stock;

•	market share;

•	net earnings;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	earnings before interest, taxes and amortization (“EBITA”);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•
cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels);

•
return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•
operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; net operating profit after tax, revenue volumes, operating efficiency, ~~rig~~ fleet revenue per day rates and ~~rig~~ fleet utilization);

•	expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels);

•	margins;

•	shareholder value;

•	proceeds from dispositions;

•	total market value;

•	reliability;

•	productivity;

•	corporate values measures (including ethics compliance, environmental, and safety) and

•	debt reduction~~.~~; and

•	any other criteria determined by the Committee in its discretion.
To the extent that the Committee determines it to be desirable to continue to qualify a Grandfathered Qualified Performance-Based Award as "performance-based compensation" within the meaning of prior Section 162(m) of the Code, any adjustment(s) to the Performance Goal(s) and/or the written certification of achievement of the Performance Goal(s) applicable to such Grandfathered Qualified Performance-Based Award shall comply with the requirements of Prior Section 162(m) of the code. Notwithstanding any other provision in the Plan, the Plan is not intended to modify in any material respect any Grandfathered Qualified Performance-Based Award.
~~Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.~~
(i) Nonemployee Director Award Limits. Notwithstanding anything to the contrary contained in this Plan, ~~the following limitations shall apply to any Awards made hereunder:~~

~~(i)~~	~~no Employee or Consultant may be granted, during any single calendar year, Awards consisting of Options or SARs that are exercisable for more than 400,000 shares of Common Stock;~~

~~(ii)~~
~~no Employee or Consultant may be granted, during any single calendar year, Stock Awards covering or relating to more than 600,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-based Awards Limitations”);~~

~~(iii)~~
~~no Employee or Consultant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any single calendar year having a value determined on the date of grant in excess of $3,000,000; and~~

~~(iv)~~
the aggregate grant date fair value for financial reporting purposes of Awards granted during any single calendar year to a Nonemployee Director as compensation for his or her services as a Director shall not exceed $300,000 in total value.

(j) Minimum Restriction Periods. Except as otherwise provided ~~below~~in this paragraph 8(j), (i) Stock Awards that are not Performance Awards shall have a Restriction Period of not less than three years from the date of grant (but permitting pro rata vesting over such time, provided that no portion of a Stock Award shall vest before the first anniversary of the date of the grant of such Stock Award), (ii) Stock Awards that are Performance Awards shall have a Restriction Period of not less than one year from the date of grant ~~(but permitting pro rata vesting over such time)~~, and (iii) Options and SARs ~~granted on or after May 21, 2015,~~ shall have a Restriction Period of not less than one year from the date of grant ~~(but permitting pro rata vesting over such time)~~. Notwithstanding anything contrary in the preceding sentence, ~~(x)~~ the Committee may ~~provide that such minimum Restriction Period may lapse or be waived upon the Participant’s death, disability or retirement, or upon a change of control or other specified events involving the Company, (y) the minimum Restriction Period shall not apply to a Stock Award that is not a Performance Award that is granted in lieu of salary or bonus, and (z)~~grant Stock Awards, Options and SARs ~~granted after May 21, 2015, that result in the issuance of an aggregate of~~with respect to up to five percent (5%) of the shares of Common Stock that may be authorized for grant under paragraph 5 (as such authorized number of shares may be adjusted as provided under paragraph 12) ~~may be granted to any one or more Participants~~ without regard to ~~such~~the applicable minimum Restriction Period provision.
9. Awards to Nonemployee Directors

Upon becoming a Director, each Nonemployee Director shall receive a fully-vested Nonqualified Option to purchase 10,000 shares of Common Stock, and as of the close of business on the date on which the Company’s regular annual meeting of shareholders is held for each year after the year in which the Plan is approved by the shareholders of the Company, each Nonemployee Director then serving shall receive a fully-vested Nonqualified Option to purchase 10,000 shares of Common Stock (individually, a “Nonemployee Director’s Option,” and collectively, “Nonemployee Directors’ Options”). The Board may, in its discretion, determine to increase, from time to time, the number of shares subject to Nonemployee Directors’ Options awarded after such determination, provided that any such increase in any single calendar year shall not exceed 10,000 shares per Nonemployee Director’s Option. Each Nonemployee Director’s Option shall expire five years from the date of grant; otherwise, a Nonemployee Director’s Option shall not be subject to forfeiture or termination. Upon the termination of the Plan or the unavailability of shares of Common Stock for issuance under the Plan, no additional Nonemployee Directors’ Options shall be granted pursuant to this sub-paragraph.
Additionally, the Committee may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 consistent with the provisions therein for the granting of Awards to Employees and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement. Notwithstanding anything in this paragraph 9 to the contrary, Awards granted to Nonemployee Directors shall be subject to the limitations set forth in paragraph 8(i~~)(iv~~) of the Plan.
10. Award Payment; Dividends; Substitution

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.
(b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the applicable requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.
(c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock. Notwithstanding anything in the Plan to the contrary, the Committee may not provide for the current payment of dividends or Dividend Equivalents with respect to any shares of Common Stock subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Committee may provide only for the accrual of dividends or Dividend Equivalents that will not be payable to the Participant unless and until, and only to the extent that, the Award vests. No dividends or Dividend Equivalents shall be paid on Options or SARs.
11. Stock Option Exercise

The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for at least six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.
12. Adjustments

The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock-based Award Limitations described in paragraph 8(i) hereof, (v) the number of shares of Common Stock covered by Awards to Directors granted pursuant to paragraph 9 hereof, and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock-based Award Limitations described in paragraph 8(i) hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.
In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.
13. Miscellaneous

(a) Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
(b) Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements.
(c) Limits on Transfer; Assignability. ~~Unless otherwise determined by the Committee in the Award Agreement~~Except as provided below, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13(c) shall be null and void. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities (other than a third-party financial institution) as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.
(d) Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
(e) Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
(f) Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.
(g) Clawback. All Awards granted under the Plan on or after May 21, 2015 are subject to the Company’s Recoupment of Incentive Compensation Policy as from time to time in effect.

(h) Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
(i) No Right to Employment or Directorship. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in the Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Director for re-election by the Company’s shareholders.
(j) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(k) Effectiveness. This amendment and restatement of the Plan shall be effective upon the approval by the holders of a majority of shares of votes entitled to vote and who vote for or against or expressly abstain from voting with respect to the approval of this amendment and restatement of the Plan at the ~~2016~~2019 annual meeting of the Company’s shareholders to be held on May ~~18, 2016~~16, 2019 or any adjournment or postponement thereof. If the shareholders of the Company should fail to so approve this amendment and restatement of the Plan prior to such date, this amendment and restatement of the Plan shall be of no force or effect. Notwithstanding the foregoing, the Plan shall continue in effect until May ~~13, 2023~~16, 2029, unless sooner terminated by action of the Board.
IN WITNESS WHEREOF, Pioneer Energy Services Corp. has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

Pioneer Energy Services Corp.

By: /s/ ~~Carlos R. Peña~~ Bryce T. Seki
~~Carlos R. Peña~~Bryce T. Seki
Corporate Secretary